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MAXCO, INC. AND SUBSIDIARIES
EXHIBIT 21 - SUBSIDIARIES OF MAXCO, INC.

                           SUBSIDIARIES OF MAXCO, INC.

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
                                                          State of
                                                        Incorporation
                                                        -------------
Atmosphere Annealing, Inc.                                Michigan

PSICO, Inc. (formerly Pak-Sak Industries, Inc.)           Michigan

Parcco, Inc.                                              Michigan
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